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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of FairPoint Communications, Inc. of our report dated March 19, 2003 relating to the financial statements of United States Cellular Telephone of Greater Tulsa, L.L.C., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
July 18, 2003

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS